Apollo Reports Third Quarter 2026 Results
New York, November 3, 2026 — Apollo Global Management, Inc. (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”) today reported results for the third quarter ended September 30, 2026.
Marc Rowan, Chairman and Chief Executive Officer at Apollo said, “Our strong third quarter results reflect the flywheel of our model, which starts with originating increasing amounts of good assets. Origination reached a new high of $114 billion in the quarter, and over the last twelve months, activity exceeded $350 billion while our clients entrusted us with $270 billion of inflows. Behind record pipelines and tangible momentum across the business, our core earnings power is growing and poised for a robust close to 2026 with a strong setup for 2027. Our mission remains clear: we are continuing to build a better, faster, stronger Apollo that is well positioned to lead the next generation of financial services.”
Apollo issued a full detailed presentation of its third quarter ended September 30, 2026 results, which can be viewed on Apollo’s Investor Relations website at ir.apollo.com.
Dividend
Apollo Global Management, Inc. has declared a cash dividend of $0.5625 per share of its Common Stock for the third quarter ended September 30, 2026. This dividend will be paid on November 30, 2026 to holders of record at the close of business on November 18, 2026.
The declaration and payment of dividends on the Common Stock are at the sole discretion of Apollo Global Management, Inc.’s board of directors. Apollo cannot assure its stockholders that they will receive any dividends in the future.
Conference Call
Apollo will host a public audio webcast on Tuesday, November 3, 2026 at 8:30 a.m. Eastern Time. During the webcast, members of Apollo’s senior management team will review Apollo’s financial results for the third quarter ended September 30, 2026.
The webcast may be accessed at ir.apollo.com. For those unable to listen to the live broadcast, there will be a replay of the webcast available at the same link one hour after the event.
Apollo distributes its earnings releases via its website and email distribution lists. Those interested in receiving firm updates by email can sign up for them at ir.apollo.com.
About Apollo
Apollo is a high-growth, global alternative asset manager. In our asset management business, we seek to provide our clients excess return at every point along the risk-reward spectrum from investment grade credit to private equity. For more than three decades, our investing expertise across our fully integrated platform has served the financial return needs of our clients and provided businesses with innovative capital solutions for growth. Through Athene, our retirement services business, we specialize in helping clients achieve financial security by providing a suite of retirement savings products and acting as a solutions provider to institutions. Our patient, creative, and knowledgeable approach to investing aligns our clients, businesses we invest in, our employees, and the communities we impact, to expand opportunity and achieve positive outcomes. As of September 30, 2026, Apollo had approximately $1.07 trillion of assets under management. To learn more, please visit www.apollo.com.

Forward-Looking Statements
In this press release, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, Inc. and its subsidiaries, or as the context may otherwise require. This press release may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and other non-historical statements. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to inflation, interest rate fluctuations and market conditions generally, international trade barriers, domestic or international political developments and other geopolitical events, including geopolitical tensions and hostilities, the impact of energy market dislocation, our ability to manage our growth, our ability to operate in highly competitive environments, the performance of the funds we manage, our ability to raise new funds, the variability of our revenues, earnings and cash flow, the accuracy of management’s assumptions and estimates, our dependence on certain key personnel, our use of leverage to finance our businesses and investments by the funds we manage, Athene’s ability to maintain or improve financial strength ratings, the impact of Athene’s reinsurers failing to meet their assumed obligations, Athene’s ability to manage its business in a highly regulated industry, changes in our regulatory environment and tax status, and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in our annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2026, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our other filings with the SEC. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This press release does not constitute an offer of any Apollo fund.

Investor and Media Relations Contacts
For investors please contact:
Noah Gunn
Global Head of Investor Relations
Apollo Global Management, Inc.
212-822-0540
ir@apollo.com

For media inquiries please contact:
Joanna Rose
Global Head of Corporate Communications
Apollo Global Management, Inc.
212-822-0491
communications@apollo.com
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